UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2016 Second Sight Medical Products Inc. ("Second Sight" or "Company") held its annual meeting of stockholders in Valencia, California. At the annual meeting, there were 36,019,086 shares of Second Sight's common stock entitled to vote, and 30,161,225 shares of Second Sight's common stock (83.74%) were represented at the meeting in person or by proxy. The following are the voting results on each matter submitted to the stockholders of Second Sight at the annual meeting of stockholders. The proposals acted upon by the stockholders are described in detail in Second Sight's Proxy Statement which was filed with the Securities and Exchange Commission on April 15, 2016.

Proposal 1: The stockholders elected each of the six director nominees to the Board of Directors of the Company to serve until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualifies, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Will McGuire	24,581,759	39,470	65,422	5,474,574
Robert J. Greenberg	24,586,063	39,941	60,647	5,474,574
William J. Link	24,494,961	80,146	111,544	5,474,574
Aaron Mendelsohn	24,456,191	72,619	157,841	5,474,574
Matthew Pfeffer	24,556,171	63,904	66,576	5,474,574
Gregg Williams	24,508,812	67,368	110,471	5,474,574

Proposal 2: The stockholders approved amendments to the 2011 Equity Incentive Plan (“Plan”) to (i) increase the maximum number of shares of common stock that may be issued under the Plan by 1,500,000 shares – from 6,000,000 shares to 7,500,000 shares; (ii) add the ability for the Company to grant restricted stock units (“RSUs”) under the Plan; and (iii) permit the Company, at any time in its discretion, to reprice or exchange outstanding options under the Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,343,977	894,168	448,506	5,474,574

Proposal 3: The stockholders ratified the appointment of Gumbiner Savett Inc. as Second Sight’s independent registered public accounting firm for the year ending December 31, 2016, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,931,297	71,935	157,993	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer